Exhibit 10.2

Certain information in this document (indicated by “[***]”) has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Certain portions of this exhibit (indicated by “####”) have been omitted pursuant to Regulation S-K, Item 601(a)(6).

MANUFACTURING AND PURCHASING AGREEMENT

This Manufacturing and Purchasing Agreement is made and entered into as of 8th March, 2024 (the “Effective Date”) by and among:

Century Pacific Food, Inc., a corporation duly organized and existing under the laws of the Philippines, with a principal office address at 7th Floor Centerpoint Building, Julia Vargas Ave. corner Garnet Road, Ortigas Center, Pasig City (hereinafter referred to as the “Manufacturer”);
– and –

ALL MARKET SINGAPORE PTE. LTD., a corporation duly organized and existing under the laws of the Republic of Singapore, with principal office address at 61 Science Park Road, #02-04 The Galen, Singapore 117525 (hereinafter referred to as the “Company”).

(The Manufacturer and the Company, individually a “Party” and collectively referred to hereafter as the “Parties”)

RECITALS

1.The Company manufactures, buys and sells the Products (as hereinafter defined) and the Manufacturer has agreed to manufacture and sell the Products to the Company on the terms and subject to the conditions set out in this Agreement;

2.The Company is the owner of certain Vita Coco-related trademarks (the “Trademarks”) and other intellectual property and proprietary information that distinguish the Products;

3.The Manufacturer will have facilities capable of manufacturing and packaging the Products according to the Company’s Specifications (as hereinafter defined); and

NOW THEREFORE, for and in consideration of the foregoing and the mutual covenants and conditions hereinafter set forth, the Parties agree as follows:

1.Definitions. In this Agreement, the following words and expressions shall have the following meanings:
a.Agreement: means this Manufacturing and Purchasing Agreement, including its Schedules, all as amended in accordance herewith from time to time;

Exhibit 10.2

b.Calendar Quarter: means the following periods in any calendar year: January 1 through March 31st, April 1 through June 30th, July 1 through September 30th, and October 1 through December 31st;
c.Certificate of Analysis: means a certificate issued by Manufacturer under Clause 6 to confirm that the Products meet the quality standards;
d.Confidential Information: means information of any kind, nature, and description disclosed to, discovered by, or otherwise known by the Receiving Party, as a direct or indirect consequence of or through its relationship with the Disclosing Party, including the terms and provisions of this Agreement, the Specifications, and any information relating to research, developments, inventions, copyrights, product lines, formulae, product recipes, product ingredients, product composition, product processes, manufacturing processes, design, purchasing, finances, financial affairs, accounting, merchandising, selling, distribution networks, employees, trade secrets, business practices, merchandise resources, supply resources, service resources, system designs, procedure manuals, the prices it obtains or has obtained or at which it sells or has sold its services or products, the names of its personnel, reports, Technical Specifications, and any other information that the Receiving Party should reasonably know to be confidential or proprietary to the Disclosing Party;
e.Contract Year: shall mean the twelve (12) consecutive months commencing on January 1 and ending on December 31;
f.Delivery Location: means the [***] or such other location, in each case, as mutually agreed to by the Parties from time to time;
g.Effective Date: is defined in the preamble above;
h.FOB: means that the Manufacturer pays for transportation of the goods to the port of shipment, plus port of origin charges. The Company pays the cost of marine freight transport, insurance, unloading, and transportation from the arrival port to the final destination;
i.Good Manufacturing Practices: means the Current Good Manufacturing Practice in Manufacturing, Packing, or Holding Human Food (21 CFR Part 110), the Bioterrorism Preparedness and Response Act of 2002 (and any amendments or successor regulations thereto) and any other factors which a prudent manufacturer of food or beverage products would reasonably take into account in the normal course of safe operation and manufacture;
j.Intellectual Property: means any and all trade secrets, Confidential Information, designs, technical drawings, specifications, trademarks, patents, labels, copyrights, formulas, recipes, ingredients, manufacturing processes, know-how and other information relating to or for the Products, including the Marks of the Company and the Manufacturer;
k.Laws: means (1) all Philippines laws, statutes, orders, rules, regulations, ordinances, permits, approvals, licenses, registrations, directives, filings or authorizations of any agency (collectively, “Legislation”) applicable to the manufacture of food products for human consumption in the Philippines in effect on or after the Effective Date, as amended; and (2) all laws in the United States applicable to the manufacture of food products for human consumption by foreign

Exhibit 10.2

manufacturer, including but not limited to the Current Good Manufacturing Practice in Manufacturing, Packing, or Holding Human Food (21 CFR Part 117), the Bioterrorism Preparedness and Response Act of 2002, the Foreign Manufacturers Legal Accountability Act of 2009, the Food and Drug Administration Globalization Act of 2009, and the Food Safety Modernization Act, as amended; and (3) all other laws applicable to the performance of either Parties’ obligations under this Agreement;
l.Marks: means all trade names, trademarks, and service marks owned, developed, adopted or used by the Company in relation to the Products whether registered or otherwise;
m.Party: means the Company or the Manufacturer;
n.Parties: means the Company and the Manufacturer;
o.Premises: means the Manufacturer’s manufacturing plant and facilities for manufacturing the Products located at Tangub, Misamis Occidental, Philippines.
p.Products: means the products to be manufactured and sold by Manufacturer and purchased by the Company hereunder, as set forth on Schedule 1 attached hereto, as the same may be amended from time to time in accordance with the terms hereof. “Product” shall mean any one of the Products;
q.Packaging Materials: means Tetra Pak and corrugated cartons; slip sheets, corner-boards and pallet shrink wrap;
r.Purchase Orders or PO(s): means the orders placed by the Company for the Product;
s.Raw Materials: means the ingredients required to manufacture the Products which will be purchased by the Manufacturer in full compliance with the Raw Materials Technical Specifications listed in Schedule 2; and
t.Specifications: means (i) the Company and Tetra Pak dictated manufacturing process; and (ii) the Trademarks, designs, and labels of the Products; and (iii) the Company’s formula, recipes, ingredient and product specifications developed for each of the Products, as set forth in the Product Specifications Manual, referenced on Schedule 1 attached hereto, as may be amended from time to time in accordance with the terms hereof. The term “Specifications” shall include any revisions issued by the Company to the Specifications and/ or any specifications provided by the Company for additional products to be added to Schedule 1 after the Effective Date.

2. Production, Improvement Advance and Minimum Volume

2.1 The Manufacturer shall take all reasonable commercial steps necessary, including, without limitation, the construction of a new manufacturing facility (the “Production Improvements”), in order to cause the Initial Production Date to occur on or before the [***]; provided, however, the Parties agree that Manufacturer’s failure to cause the Initial Production Date to occur on or before [***] shall constitute a material breach of this Agreement. Notwithstanding the foregoing, both Parties shall cooperate towards achieving earliest commencement of commercial operations. The Parties agree that Tetra Pak or other equipment suppliers as mutually agreed upon by the Parties shall be the suppliers of all applicable

Exhibit 10.2

Production Improvements. The Manufacturer shall not use any subcontractors to provide the services described herein without the prior consent of the Company, such content to not be unreasonably withheld or delayed. The Manufacturer shall obtain prior consent from the Company for any Production Equipment improvements to be purchased for Products, such approval to not be unreasonably withheld or delayed.

2.2 The Manufacturer shall be solely responsible for costs associated with the Production Improvements, including, but not limited to, securing the space, building, utilities, and the processing equipment; and the costs of all processing equipment and infrastructure necessary to produce the Products in accordance with the Specifications. Notwithstanding the foregoing, Manufacturer may consider a lease to own option for the filling machines with the prior approval of Company.

2.3 The Manufacturer shall manufacture, package, sell and deliver the Products [***], in accordance with this Agreement, the applicable Purchase Order, the Specifications and Laws. Notwithstanding the foregoing, the Company agrees to provide technical inputs to the design of the packaging line, the quality system of the production, and final specifications of the Finish Products.

2.4 The Manufacturer shall provide all raw materials, ingredients and packaging, including, the Packaging Material, required for the production and processing of the Products in accordance with the Specifications set by Company. The Company shall facilitate all necessary training, know-how and transfer such technology as will enable the Manufacturer to produce the Products according to the Specifications. Manufacturer shall carefully inspect all raw materials, ingredients, and packaging, including the Packaging Material, at the time of receipt and shall promptly notify Company of any issue related thereto within forty-eight (48) hours of receipt. Manufacturer shall use the raw materials, ingredients, and packaging, including the Packaging Material, on a first-in, first-out basis to the best of its ability.

2.5 Inventory reconciliations for Raw Materials, Packaging Materials, and any other materials necessary for manufacturing and packaging the Products (collectively, the “Materials”) will be done on a monthly basis, immediately after the last day of the current month. Any discrepancies and financial settlements in inventory will be resolved within thirty (30) days. A physical count of the Materials will be conducted at least once per calendar year.

2.6 During the Term, the Manufacturer covenants and agrees that it shall maintain enough raw materials, ingredients, Packing Materials and other items, and line space and capacity, in order to produce at least [***] of Product per Calendar Quarter, or [***] of Product per Calendar Year (the “Minimum Volume”). Notwithstanding the foregoing, Manufacturer shall use its best efforts to produce [***] of Product per annum [***]; [***] of Product per annum [***]; and [***] or more of Product per annum [***]:

Year	Total Annual Volume in Liters
[***]	[***]

Exhibit 10.2

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

The Minimum Volume may be adjusted [***] upon mutual agreement of the Parties, but in no case should the Minimum Volume be lower than [***] of Product per Calendar Year.

Notwithstanding the foregoing, the Manufacturer shall deliver the Minimum Volume set forth on Schedule 4 hereof commencing on the Initial Delivery Date.

2.7 The Company commits to purchase and the Manufacturer commits to supply at least the Minimum Volume during each calendar year during the Term. If, at the end of any Contract Year during the Term, the Company has failed to order, or the Manufacturer has failed to supply, the Minimum Volume for such Contract Year in accordance with the Company’s Purchase Orders, then, within five (5) days after the end of such Contract Year, the non-performing Party shall pay the other Party an amount equal to [***] of the Price of each liter of Product that was not ordered, or not supplied, as applicable, in the previous Contract Year up to the Minimum Volume (a “Failure Payment”). Notwithstanding anything to the contrary contained in this Agreement, the Parties acknowledge, covenant and agree that the receipt of the Failure Payment shall be a party’s sole and exclusive remedy with respect to a non- performing party’s failure to comply with the Minimum Volume in any Contract Year.

2.8 Manufacturer will maintain a log reflecting the lot numbers, manufacturing dates, and expiration dates of all ingredients and must inform Company immediately of all Ingredients, Packaging Materials, and finished Products having less than [***] remaining.

2.9 The Parties acknowledge that Company has certain commitments to expand its Environmental, Social, and Governance (“ESG”) framework, including opportunities to reduce Company’s overall environmental impact. Manufacturer hereby agrees to promote Company’s sustainability objectives in connection with its ESG framework using its commercially reasonable efforts, and shall adopt policies and measures on its commitment to: (i) be carbon neutral by [***]; (ii) manufacture, process, and package Products with no emission by [***]; and (iii) procure [***] of the electricity used to manufacture, process, and package Products to be wholly renewable energy. If Manufacturer fails to comply with the above commitments by [***]. The Parties agree to enter into good faith discussions to set new policies and measures for Manufacturer to promote Company’s sustainability objectives.

During the Term, Manufacturer also agrees to use its commercially reasonable efforts to improve its energy reduction in the manufacturing, processing, and packaging of the Products on a yearly basis. Upon request, Manufacturer shall provide Company with accurate reports on its energy reduction.

Exhibit 10.2

2.10 Manufacturer shall collect, maintain, and make reasonably necessary information, concerning its operation and management related to the Products available to Company within five (5) days from receipt of a request. During the Term, Manufacturer hereby agrees to deliver to Company a written report on a weekly basis in a format determined by Company that accurately contains data related to the services described herein on: (a) Quality (LIMS data, etc.); (b) Supply chain (inventory orders, forecast of raw materials); and (c) Environmental information including the Manufacturer’s available reports on energy, water, solid and chemical waste consumptions.

3. Forecasting and Purchase Orders

3.1 The Company shall provide the Manufacturer with estimated quarterly production forecasts at least [***] days before each Calendar Quarter. Notwithstanding the foregoing, the Parties hereby acknowledge and agree that while the Company will use commercially reasonable efforts to place Purchase Orders in conformity to the Company’s forecasts, the foregoing forecasts shall be created for the sole purpose of assisting the Manufacturer in maintaining adequate inventory to meet the Company’s production needs. Such production forecasts shall always be consistent with Minimum Volumes already set by the Parties.

3.2 The Company shall place the Purchase Orders for the Products as far in advance as commercially reasonable, consistent with the forecast by the Company – to the extent possible and subject to capacity limits of the Manufacturer. Manufacturer shall produce the Products within [***] days from receipt of each Purchase Order from the Company, and Manufacturer shall deliver the Products [***] days of receipt of each such Purchase Order. The Company shall use its best efforts to provide [***], as set forth in Schedule 1.

3.3 [***]

3.4 The Parties shall endeavor to use and consume all approved and procured packaging materials within the remaining shelf life. If necessary, the parties shall agree to submit the packaging materials to AMS technical and Tetra Pak to test the usability thereof relative to the materials’ remaining shelf life.

4. Pricing and Payment Terms

4.1 The Company shall pay to the Manufacturer the price/cost for each of the Products (the “Price”) as set forth on Schedule 1 attached hereto.

4.2 The Parties acknowledge and agree that the Price:

(i) includes all costs associated with the manufacture of the Products and delivery of the Products [***], including without limitation, the Manufacturer’s delivered cost (without internal mark-up) of ingredients and Packaging Materials, including the packaging materials, infrastructure costs (without internal markup), any processing equipment maintenance fees, labor, overhead, ingredients and packaging materials

Exhibit 10.2

purchasing services, warehousing of ingredients and packaging material, warehousing of finished Products, any Philippines customs and duty charges, the cost of delivery of the final Products to the Delivery Location, the cost of loading the Products into Company’s designated truck at the Delivery Location, and the Manufacturer’s profit; and

(ii) excludes United States and other countries customs and tax payments before delivery to the Company, and transportation from the Delivery Location to the Company’s warehouse, which shall be Company-arranged.

4.3 The Company and Century Pacific Agricultural Ventures, Inc. entered into a Manufacturing and Purchasing Agreement, dated September 17, 2012, as amended (the “CPAVI Agreement”). The Parties agree that the initial Price shall be the same as the price set forth in the CPAVI Agreement, including an additional surcharge amount, as set forth on Schedule 1, may not be modified or amended until the [***] anniversary of the Initial Production date, except in cases of extra-ordinary raw material price and foreign exchange fluctuations or other similar events, during which the parties shall discuss and mutually agree on remedies including the possible passing on of cost increases or decreases. The price shall be reviewed annually and any adjustments to the Price shall be based solely upon demonstrable changes in Manufacturer’s cost of goods sold; provided, however, that adjustments to the Price shall be subject to the prior written approval of the parties, which approval shall not be unreasonably withheld.

4.4 Company has committed to funding a maximum of [***] (the “Investment”) in connection to this Agreement. Should the Manufacturer be able to reduce the total cost of the Investment, the surcharge will be adjusted accordingly on a pro-rata basis as follows:

4.4.1 percentage reduction over the total investment cost x the total surcharge value of [***] based on a [***] target mix between [***] and [***] Products.

4.4.2 The Company reserves the right to continue paying the surcharge if the actual volume exceeds the best effort volumes per year indicated in Section 2.6 of the Agreement.

4.4.3 If the volume falls short of the best effort volumes indicated in Section 2.6, the Company agrees to pay the surcharge due, computed based on the best effort volume for that year. The surcharge will automatically stop once the total cumulative volume of the Product reaches [***].

4.5 All Prices shall be in United States Dollars (“USD”).

4.6 The Company shall pay for the Products within [***].

4.7 The Parties acknowledge and agree that the Price set forth in Schedule 1 is the Price of the “100% Pure Coconut Water” Products with [***] (or such other level as hereinafter determined by the Company and included in the Specifications from time to time). The Parties agree that if Company requests that Manufacturer produce the Company’s “Flavored Coconut

Exhibit 10.2

Water” Products, the price for such Products shall be [***] to be agreed upon by both Parties. It is understood that out-of-pocket costs shall include [***] to be agreed upon by both Parties. In the event the Company elects to supply the additional ingredients at its cost, the Manufacturer shall charge [***].

5. Delivery, Title and Risk of Loss

5.1 The Manufacturer shall load the Products into containers in accordance with the loading patterns and procedures as set forth in Schedule 3 attached hereto, or as may be amended in writing by the Company from time to time, subject to the Manufacturer’s agreement, not to be unreasonably withheld or delayed, and/or shipping line regulations. The Manufacturer shall [***], in such quantities and at such times as the Company shall have specified in its Purchase Order. Title and risk of loss of the Products shall pass to the Company upon delivery to the Company or its freight carriers at the Delivery Location, and after the Products are properly loaded into the Company’s designated shipping vessels, according to [***].

5.2 The Company shall have the right to inspect any shipment of the Products after delivery to determine whether it conforms to the terms of this Agreement, the applicable Purchase Order, the Specifications and the Laws. If any Product furnished hereunder is defective in material or workmanship, is adulterated, or does not otherwise conform to the terms of this Agreement, the applicable Purchase Order, the Specifications or Laws then, in addition to any other rights it may have under this Agreement, Company shall have the right to reject such Product and return such Product to the Manufacturer. All charges for the packing, shipping and return of any rejected Products to the Manufacturer and any reshipment of replacement Products to the Company and the risk of loss thereof will be borne by the Manufacturer. With each return, the Company shall include a statement of the reason for rejection of the Products. At the Company’s option, the Manufacturer agrees to cancel the invoice for such rejected Products, refund the amounts paid with respect to such rejected Products, or ship replacement Products to the Company on an expedited basis.

5.3 Any Products received by the Company from the Manufacturer that has not been rejected by the Company within [***] days after receipt shall be deemed to have been accepted, except where such Products contain a nonconformity which could not have reasonably been discovered by Company within such [***] day period, in which case Company has up to [***] days from the date of such non-conformity could have been reasonably discovered to reject such Products, after which it shall be deemed to have been accepted. It is understood that the Company shall promptly undertake proper sampling and testing of incoming shipments to ascertain acceptability of the same. The Parties shall agree to retention sampling and storage protocols in order to ensure the viability of the Products while in transit.

5.4 The Company shall have complete and sole discretion as to the resale of each of the Products manufactured and supplied by the Manufacturer under this Agreement, including without limitation, the pricing and distribution of the Products.

6. Quality Standards And Quality Assurance

Exhibit 10.2

6.1 The Manufacturer hereby undertakes that the Products manufactured, packaged and labeled will be manufactured in a professional, clean, safe and sanitary manner in accordance with Good Manufacturing Practices and Hazard Analysis Critical Control Point principles. The Products shall be manufactured and supplied according to the Specifications, the Supplier Code of Conduct as provided by Company, as well as the other terms and conditions of this Agreement. The Manufacturer will provide the Company with a Certificate of Analysis stating, in connection with the Products, that the quality standards have been observed in accordance with this Clause 6.1.

6.2 The Manufacturer shall ensure that its facilities where the Products are manufactured, packaged, and labeled will have the following certifications for its facilities and be in good standing during the Term: (a) a certification equivalent to the Global Food Safety Initiative certification for food safety; (b) SMETA 4 pillar certification; and (c) Kosher certification by a certified Kosher certification organization Notwithstanding the foregoing and the conditions set forth under paragraph 14.1 (iii) (C), the Manufacturer shall have [***] from receipt of a written notice indicating a non-compliance to the requirements under this paragraph 6.2 to cure such non-compliance.

6.3 In case of crisis relating to issues of food safety, the Parties agree that time is of the essence. The designated responsible person appointed by each party who will be available 24 hours per day, seven days a week, will deal with the crisis in an appropriate manner and the Manufacturer will comply with all reasonable instructions of the Company in connection with any such crisis. Such designated persons must have sufficient authority and resources to deal with the said crisis.

6.4 Inspections by Regulatory Agencies. In the event of an inquiry or an inspection of the Facilities by a representative of the U.S. Food and Drug Administration or any other federal, state, or local regulatory agency, Manufacturer shall immediately notify Company if the inquiry or inspection concerns or involves the provision of the services described herein with respect to Products or Ingredients or Packaging Materials to be used therein. Manufacturer shall also provide to Company any and all reports issued by or correspondence received from any regulatory agency that conducts any such inspection during the period beginning on the Effective Date and ending upon the termination or expiration of the Term with respect to Products or Ingredients or Packaging Materials to be used on Products.

6.5 Company shall promptly notify Manufacturer of any complaint from customers and promptly initiate investigation of such complaint to establish if such complaint is valid and with proper basis. Manufacturer will fully cooperate, use diligent efforts to assist Company in investigating any such situation, and provide Company with information necessary for Company to pursue its investigation and respond to such complaint.

7. Term; Technical Services Agreement

Exhibit 10.2

7.1 The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until the last day of the sixth (6th) full Contract Year (i.e., December 31) from the date of first delivery of the Product (the “Initial Term”). Thereafter, both parties may agree in writing to extend the Initial Term for an additional, successive term of five (5) Contract Years, on or prior to the date that is one hundred and eighty (180) days before the expiration of the then-current term (each an “Extension Term”; and together with the Initial Term, the “Term”).

7.2 The Manufacturer agrees to concurrently enter into a separate Technical Services Agreement with Company. The Technical Services Agreement shall identify and help Manufacturer augment and enhance its technical and quality capabilities relating to coconut water processing, as well as strengthening the Manufacturer’s knowledge management in aseptic processing and root cause analysis.

8. Non-Compete

8.1 During the Term, the Manufacturer shall not, directly or indirectly, for its own account or for the account of any third party, sell, subcontract, manufacture or produce, or enter into any agreement with any third party to sell, subcontract, manufacture or produce any coconut water-flavored or coconut water-based beverage products, in any form of packaging of any kind whatsoever, including without limitation, tetra pak, can, bottle or bulk; provided however, the Company acknowledges and agrees that the Manufacturer shall be allowed to produce its own brands of coconut water during the Term as long as Manufacturer prioritizes the Minimum Volume commitment to the Company as a first and as long as the Manufacturer is not selling to the [***]. If the Manufacturer is capable of producing in excess of the Minimum Volume (“Excess Volume”) and chooses not to utilize to produce for its own brands, the Manufacturer shall grant the Company the right of first refusal to purchase the Excess Volume.

8.2 The Parties acknowledge and agree that, in the event of a breach of this Section by Manufacturer, Company shall be excused from compliance with Sections 2.6 and 2.7 of this Agreement for the remainder of the Term.

9. Trademarks and Proprietary Information

9.1 Subject to the terms and conditions of this Agreement, during the Term (or until the earlier termination of this Agreement), the Company hereby grants to the Manufacturer a limited, non-exclusive, non-transferable, non-assignable license to use the Company IP (as hereinafter defined) solely (i) to manufacture the Products for the Company in accordance with and pursuant to the terms and provisions of this Agreement at the Manufacturer’s facility, and (ii) to assist the Company in research and development efforts pursuant to the terms of this Agreement.
    9.2 The Manufacturer acknowledges and agrees that the Company is the sole and exclusive owner of (i) the Specifications (including without limitation the formulas, product recipes and product specifications used to produce each of the Products), and (ii) all Trademarks, trade secrets, trade names, trade dress, copyrights, logo types, commercial symbols, patents, or

Exhibit 10.2

similar rights or registrations, branding labels and designs used on, or in connection with, the Products now or hereafter held or applied for by the Company in connection therewith (collectively, the “Company IP”). The Manufacturer acknowledges and agrees that the Company IP, and the goodwill associated therewith, are the sole and exclusive property of the Company and may be used by Company and its affiliates for any purpose.

9.3 Other than as expressly set forth in Clause 9.1 hereof, as of the date hereof, Manufacturer has no right, title or interest, and during the Term, Manufacturer shall not acquire any right, title or interest of any kind or nature whatsoever in or to the Company IP, or the goodwill associated therewith. The Manufacturer will not contest the rights of Company or its affiliates in respect of the Company IP, including any additions or improvements to the Company IP. The Manufacturer hereby irrevocably waives any and all current or future claims the Manufacturer may have, arising under any law or in equity, with respect to the Company IP.
9.4 The Manufacturer covenants and agrees that no right or remedy of the Manufacturer for any default under this Agreement by the Company hereunder, or any provision of this Agreement, shall confer upon the Manufacturer, or any person or entity claiming by or through the Manufacturer, the right to use the Company IP in any fashion other than as expressly set forth in Clause 9.1 hereof. Upon the expiration or sooner termination of this Agreement, Manufacturer shall remove and return to Company all tangible embodiments containing Company IP, and shall not use the Company IP. In the event of any breach of this covenant by the Manufacturer, the Company shall be entitled to relief by injunction, and to all other available legal rights or remedies.
9.5 Other than as expressly set forth in Clause 9.1 hereof, the Manufacturer may not itself use the Company IP. The Manufacturer may not apply for international, Philippines, United States Federal, or state or territorial registration of any rights in the Company IP. Without Company’s prior written consent, the Manufacturer may not use any of the Company IP as all or part of its legal name or any other trade or assumed name under which the Manufacturer does business. No other letter, word, design, symbol, or other matter of any kind shall be superimposed on, associated with, or shown in such proximity to the Company IP so as to alter or dilute them and the Manufacturer shall not combine any of the Trademarks with any other trademark, service mark or logo.
9.6 The Manufacturer agrees that all the Company IP and any improvements, modifications, enhancements or alterations to the Company IP, including without limitation, the formulas, product recipes, and product specifications, design, or processes of the Products made, created or conceived during the Term shall belong exclusively to Company, irrespective of whether such improvements, modifications, enhancements or alterations to the Company IP are developed singularly by the Manufacturer or anyone acting on behalf of or in concert or combination with the Manufacturer; the Manufacturer acknowledging that any such efforts on the part of the Manufacturer have been specially commissioned by the Company, and all copyrightable Company IP shall be deemed to be a “work made for hire” (as defined in the U.S. Copyright Act of 1976, as amended), and created in the course of the services rendered hereunder. All rights, title and interest in and to any inventions (whether patentable or not),

Exhibit 10.2

product designs (whether copyrightable or not) or other intellectual property developed or created by Manufacturer or anyone acting on behalf of or in concert or combination with Manufacturer relating to the Products or the method of their manufacture, processing or design shall belong exclusively to Company. Manufacturer waives any and all paternity, integrity, moral or any other similar rights, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right,” that Manufacturer may have now, or in the future, in and to the Company IP; “moral right” means any rights to claim authorship of any Company IP, to object to or prevent the modification of any Company IP, or to withdraw from circulation or control the publication or distribution of any Company IP, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right”. Where, by operation of law, any of the rights described herein, including without limitation, any rights to the Company IP, do not vest initially in Company, good and valuable consideration being extant, the adequacy and receipt of which Manufacturer hereby acknowledges, Manufacturer irrevocably assigns and transfers to Company, in perpetuity, all of Manufacturer’s worldwide rights, title and interest, whether such rights are vested or contingent, in and to any such Company IP, including without limitation, any inventions, copyrights, and other intellectual property, to Company and further agrees to assist Company in connection with any efforts to obtain patent or, copyright or other intellectual property protection for such intellectual property in any jurisdiction throughout the world. Manufacturer hereby appoints Company as attorney-in-fact to execute any documents necessary to obtain such protection or to otherwise effect assignment from Manufacturer to Company. The aforementioned power of attorney shall be a power of attorney coupled with an interest and irrevocable.

9.7 The Manufacturer shall promptly notify the Company of any litigation filed or threatened against the Manufacturer involving the Company IP, as well as any apparent third-party infringement of the Company IP of which the Manufacturer becomes aware and, at Company’s expense, shall cooperate fully with Company on such matters.

9.8 The foregoing notwithstanding, this Section 9 shall not be applicable in cases where the Manufacturer has developed its own intellectual property in the form of trademarks, brands, copyright, including without limitation formulas, product recipes, product specifications and manufacturing processes, among others, which were created or conceived by the Manufacturer independent from the Product in connection with the production and development of its own products as permitted under this Agreement.

9.9 The provisions of this Clause 9 shall survive the expiration or sooner termination of this Agreement.

10. Confidentiality
10.1 The Manufacturer and the Company acknowledge and agree that during and for a period of [***] after the Term, each Party will not use any Confidential Information of the other Party nor disclose such Confidential Information to any person, firm, corporation, association or

Exhibit 10.2

other entity for any reason or purpose whatsoever, except pursuant to a valid order of a court having jurisdiction thereof as explained in this Agreement or as otherwise provided in this Agreement. Each Party agrees that violation of this provision will cause irreparable damage or injury to the other Party, the exact amount of which would be impossible to ascertain, and that, for such reason, among others, such other Party shall be entitled to an injunction, without the necessity of posting bond therefore, restraining any further violation of this Agreement. The rights to an injunction shall be in addition to, and not in limitation of, any rights and remedies that such Party may have against the breaching Party, including, but not limited to, the recovery of damages. For purposes of this Agreement, the term “Confidential Information” means information of any kind, nature, and description disclosed to, discovered by or otherwise known by either Party, as a direct or indirect consequence of or through its relationship with the other Party, including but not limited to, the terms and provisions of this Agreement, the Specifications and any information relating to research, developments, inventions, copyrights, product lines, product recipes, product ingredients, product composition, product processes, manufacturing processes, design, purchasing, finances, financial affairs, accounting, merchandising, selling, distribution networks, employees, trade secrets, business practices, merchandise resources, supply resources, service resources, system designs, procedure manuals, the prices it obtains or has obtained or at which it sells or has sold its services or products, the name(s) of its personnel, and reports; provided, however, that Confidential Information shall not include any information which (i) was available to or in possession of either Party prior to the time of disclosure to such Party by the other Party or its representatives or affiliates, (ii) is or becomes generally available to the public other than as a result of disclosure to either Party by the other Party or its representatives or affiliates, or (iii) is or becomes available to either Party on a non-confidential basis by a third party which is not bound by this Agreement or any confidentiality agreement with the other Party.
10.2 Each Party will make available the other Party’s Confidential Information only to its officers and employees on a need to know basis. Both Parties shall ensure that all officers and employees who receive the Confidential Information are advised of the obligation to abide by the provisions of this Clause. The Parties will be liable for any breach by their officers and employees.

10.3 The provisions of this Clause 10 shall survive the termination of this Agreement.

11. Product Development

11.1 The Manufacturer agrees to assist the Company in research and development efforts related to improvements and modifications to its existing line of Products. During development of each additional product, the costs of production, raw materials and testing of such additional product shall be borne by the Company. The Company shall reimburse the Manufacturer for all costs associated with its assistance within a [***] days from receipt of the invoice.

11.2 From time to time during the Term, the Company, by written notice to the Manufacturer, may request the Manufacturer to produce additional products in addition to the Products. At the time it gives the Manufacturer such written notice, the Company shall also

Exhibit 10.2

supply the Manufacturer with the specifications for the additional products. If the Manufacturer accepts the additional product(s), the Parties shall establish a price for the additional product(s) to be manufactured and supplied to the Company and Schedule 1 (Products) shall be automatically amended to include (i) the additional products as “Products”, and (ii) the price for such additional products; and Schedule 2 (Specifications) shall be automatically amended to include the new specifications for the additional products as “Specifications”. Schedule 1 shall likewise be amended to reflect the costs of the additional ingredients required to produce such additional products. All other terms, provisions, covenants, warranties, representation, and conditions of this Agreement shall apply to such new products.

12. Force Majeure

In the event that either of the Parties by virtue of a cause beyond its control or risk, such as acts of God, crop and raw material shortages such as drought or disease, riots, war, acts of terrorism, or embargo, suffers an inability to perform all or any part of its obligations under this Agreement, then the Party suffering such disability shall be excused from such performance for as long as and to the extent that such a cause results in the inability to perform. The affected Party's performance under this Agreement shall be excused and extended for the period of the delay, provided that the affected Party immediately notifies the other Party of the reason for and the estimated extent of the delay and the affected Party takes all reasonable steps to mitigate the effects of the delay. If such force majeure condition continues for a period of [***] days and the both Parties, in its sole and absolute discretion, determines that it substantially interferes with the further performance by either Party to this Agreement, this Agreement may be terminated upon mutual agreement, not to be unreasonably withheld or delayed, of the Parties immediately upon notice, and the “Term” of this Agreement shall be deemed to have expired on the date thereof. If this Agreement is terminated pursuant to this Clause 12, each Party shall bear the costs it has incurred before the date of termination, including the costs associated with raw materials and other materials, work-in-process and finished Products not delivered to Company by the date of termination.
13. Assignment; Successors And Assigns; Further Assurances.

Neither Party may, directly or indirectly, assign its rights, delegate its performance duties or obligations, or assign any remedy or cause of action relating to or arising under this Agreement, without the prior written consent of the other Party; provided, however, Company may assign, without the prior written consent of Manufacturer, its rights, delegate its performance duties or obligations, or assign any remedy or cause of action relating to or arising under this Agreement to a successor in ownership of all or substantially all of its business assets, whether by sale of assets, stock, merger, consolidation or otherwise. Any assignment in violation of this Clause 13 shall be null and void. This Agreement shall be binding and inure to the benefit of each of the Parties and its successors and permitted assigns. At the request of a Party to this Agreement, any other Party or assignee to this Agreement will promptly execute any documents necessary to confirm or establish the respective rights of the Company and the Manufacturer and assignee pursuant to this Agreement.

Exhibit 10.2

14. Termination
14.1 A Party may terminate this Agreement “for cause”, upon the happening of any of the following events:

(i) immediately by either Party upon the dissolution of the other Party, or the appointment of a receiver, liquidator or the like for the other Party or all its property, or the other Party commences a voluntary case under any applicable bankruptcy or insolvency law or consents to the entry of an order for relief in any involuntary case for a liquidation or a court with jurisdiction enters a decree for relief in any involuntary case involving the liquidation of the other Party or if either Party becomes insolvent or takes, or fails to take any action which constitutes an admission of inability to pay its debts as they mature;

(ii) immediately by the Company, if a controlling interest in the Manufacturer is transferred, sold to, or acquired, by a third party (either directly or indirectly, through a merger, stock sale or issuance, asset sale or otherwise) without the prior written consent of the Company, such consent not to be unreasonably withheld;

(iii) immediately by the Company upon the occurrence of an event of default of this Agreement by the Manufacturer as follows:

(A) The Manufacturer fails to meet Specifications set forth in this Agreement and fails, within [***] days after written notice specifying such default by the Company, to cure such default;

(B) The Manufacturer fails to (i) supply the Minimum Volume in any Calendar Year or (ii) meet its other manufacturing production obligations set forth in this Agreement and fails, within [***] days after written notice specifying such default by the Company, to cure such default; or

(C) Except as indicated on paragraph 6.2 of this Agreement, the Manufacturer defaults in the performance of any other obligation under this Agreement and fails, within [***] days after written notice specifying such default by the Company, to cure such default; provided, however, in the event the Manufacturer commits fraud it shall have no opportunity to cure such default and the Company may terminate this Agreement immediately;

(D) if Manufacturer is found liable for nonconformity of the Product caused by willful tampering or adulteration of the Product;

(E) if Manufacturer becomes the subject of widespread disrepute, contempt, or scandal that in Company’s reasonable determination, affects Company’s image or goodwill;

Exhibit 10.2

(iv) by either party upon [***] days prior written notice to the other Party, in the event that US or Philippine government prohibits the Manufacture and/or export of the Products under the trade name “Vita Coco” or otherwise renders the same commercially impracticable; or

(v) immediately by the Manufacturer in the event the Company defaults in the payment of any material amount due and payable under this Agreement or defaults in the performance of any other obligation under this Agreement and does not cure such default within [***] days after written notice thereof by the Manufacturer, or commits fraud against the Manufacturer.

14.2 Upon the expiration or the termination of this Agreement by a Party for any reason whatsoever, whether for cause, without cause or otherwise, at the Company’s request, the Manufacturer shall extend this Agreement for a mutually agreed upon period, but in no event less than [***] days, to provide to the Company or its designee (i.e., a successor manufacturer) reasonable termination and transition assistance services to facilitate the orderly transition of the production of the Products to the Company or its designee. Such termination assistance services shall include without limitation, designation by the Manufacturer of a responsible person familiar with this Agreement and the Manufacturer’s production of the Products hereunder, developing a plan for the orderly transition of the production of the Products from the Manufacturer to the Company or its designee, providing reasonable training to the Company or its designee regarding the production of the Products, using commercially reasonable efforts to make available to the Company, pursuant to mutually agreeable terms and conditions, any third party or other supplier services then being used by the Manufacturer in connection with producing the Products pursuant to this Agreement, and/or furnishing the Company with duplicates of data files and any other electronic records, magnetic tapes, media and/or printouts, as determined by the Company, of the Manufacturer’s database or data relating to the raw material or performance of the Manufacturer’s obligations hereunder (excluding any proprietary cost information) and such other activities upon which the Parties may reasonably agree or the Company may reasonably require in order to effect an orderly transition. The Company shall pay the Manufacturer for such termination assistance services at mutually agreed upon rates, negotiated by the Parties in good faith.

14.3 Unless explicitly indicated in this Agreement to the contrary, any termination or expiration of this Agreement shall not relieve the Parties of any rights, obligations or liabilities existing, accruing or arising under this Agreement before the termination or expiration (including without limitation, the obligation of the Manufacturer to manufacture any Products pursuant to the Purchase Orders delivered prior to termination, and made during the Term and the obligation of payment for any conforming Products delivered thereunder) and the provisions in this Agreement relating to confidentiality, non-competition, intellectual property, arbitration and indemnification shall survive the termination or expiration of this Agreement for the period indicated in this Agreement, and if no such period is indicated, following the expiration of the statute of limitations period applicable to the claim arising thereunder.

Exhibit 10.2

14.4 Notwithstanding anything in this Agreement to the contrary, in the event of an alleged payment default by either Party (the “Defaulting Party”), the Parties agree that, provided that:
(i) the defaulting Party has deposited the amount of the alleged payment default in an attorney escrow account of an attorney selected by the non-defaulting party within twenty (20) business days of receipt of the payment default notice; and

(ii) the defaulting Party, within twenty (20) business days of receipt of the payment default notice has submitted the matter to arbitration in accordance with Clause 19 hereof;

Then this Agreement shall not be deemed terminated (unless terminated for another valid reason in accordance with the terms of this Agreement) and the Parties shall continue to perform their respective responsibilities hereunder, until such time as (1) the arbitrator has made a determination on whether such alleged payment default constitutes a terminable default under this Agreement, and (2) the non-Defaulting Party then elects to terminate this Agreement in accordance with this Clause 14.

14.5 Within sixty (60) days of the termination of this Agreement, the Manufacturer shall:

(i) return to the Company or its designee all paid and unused Raw Materials and Packaging Materials, unless the Company elects such Raw Materials and Packaging Materials should be destroyed in which case the Manufacturer must destroy such Raw Materials and Packaging Materials The destruction and all related cost will be mutually discussed and agreed.

(ii) The Manufacturer will try its best to manage or tune down all material stocks to minimize cost impact to the Company before termination;

(iii) cease to use the Intellectual Property, including the Marks and shall return all the Intellectual Property, including the Marks, the Confidential Information, documents and data received from the Company or otherwise obtained pursuant to this Agreement without retaining copies thereof,

(iv) refrain from manufacturing or packaging the products identical to the Products (“identical” refers to the same exact formulation given by the Company); and

(v) not use or allow any person to use the Specifications, recipes and the manufacturing process used by the Manufacturer for manufacturing the Products.
15. Representations, Warranties and Covenants.

15.1 The Parties represent and warrant to each other that each has the legal capacity and authority, right and power to enter into this Agreement and abide by the terms and conditions set

Exhibit 10.2

forth herein; that there is no further action necessary to make this Agreement binding upon such Party in accordance with its terms.

15.2 Each of the Parties hereunder represents and warrants to the other that in connection with its obligations under this Agreement, it shall comply with Laws and has obtained, or will promptly obtain upon execution of this Agreement, all applicable permits.

15.3 The Manufacturer represents, warrants and covenants to the Company that:

(i) all of the Products manufactured, processed, and packaged on behalf of the Company pursuant to this Agreement shall be manufactured, processed and packaged in conformity with: (a) the Specifications and Laws applicable to the manufacturing of the Products, and Supplier’s Code of Conduct provided by Company; and (b) shall be free of any defects and fit and wholesome for human consumption;

(ii) all materials, ingredients and supplies that the Manufacturer uses in the manufacture of the Products shall be merchantable, of good quality, free from defects and strictly conform to the Specifications. The Manufacturer shall certify in writing from time to time promptly, upon the Company’s request, that the materials and the manufacturing facility used to produce the Products are in compliance with the Specifications and Laws;

(iii) none of the Products manufactured, processed and packaged on behalf of the Company shall contain, or be produced with, any materials whose use is prohibited now or during the Term; other than raw material handling and preparation equipment, none of the processing equipment used to produce the Products shall be manufactured by Tetra Pak or other equipment suppliers mutually agreed upon by the Parties;

(iv) it shall supply the Company with the monthly requirements of the Products ordered pursuant to the Purchase Orders and otherwise in accordance with the terms and conditions of this Agreement; all of the Products manufactured pursuant to this Agreement will contain coconut water with a minimum raw brix of [***];

(v) the Company-approved manufacturing facility used to produce the Products pursuant to this Agreement shall be the only facility approved by the Company or such other manufacturing facility that is inspected and approved by the Company in writing prior to any such manufacturing; that all such manufacturing facilities are in compliance with applicable Laws; that all such manufacturing facilities are clean, sanitary, secure and free of infestation by rodents, birds, insects and other vermin; that it is the sole owner of all manufacturing facilities (notwithstanding any mortgages) and the equipment to be used to produce the Products pursuant to this Agreement (notwithstanding any leased or financed equipment); that all such equipment is and shall be maintained in good working order and repair during the Term;

Exhibit 10.2

(vi) in performing its obligations under this Agreement, it shall comply with the applicable labor laws of Philippines, all applicable anti-slavery and human trafficking laws and shall not engage in human trafficking or use child or forced labor in connection with its supply of Products. Manufacturer shall immediately notify Company if it becomes aware of any actual or suspected slavery, child or forced labor, or human trafficking in its supply chain;

(vii) it shall perform its obligations hereunder in a timely and professional manner, consistent with the manner in which it produces products for itself and its affiliates and/or produces products for similar customers, using trained technical and manufacturing personnel sufficient in number and experience to manufacture and package the Products and in accordance with applicable Laws;

(viii) it will convey to the Company good title to the Products sold to the Company pursuant to this Agreement, free of any liens or encumbrances thereon, and shall not permit any third party to acquire a security interest in or lien on any Products or any proceeds thereof;

(ix) the Manufacturer shall maintain, at all times during the Term, the equipment and inventories necessary to manufacture at least the Minimum Volume;

(x) there is no suit, action, contract, commitment, arbitration or legal administrative or other proceeding or governmental investigation pending or, to Manufacturer’s knowledge, threatened against it, affecting Manufacturer’s ability to enter into or perform its obligations under this Agreement; and

(xi) it shall promptly notify the Company in writing of any concerns relating to the Company’s formulas, process parameters, quality assurance specifications or other Specifications. Time is of the essence with respect to such notification.
15.4 the Company represents, warrants and covenants to the Manufacturer that:

(i) it is the sole and exclusive owner of all Company IP including trademarks, brands, copyrights, product formulations and recipes and, to the best of Company’s knowledge, none of the same infringe upon any third party trademarks, copyrights and formulations or other intellectual property;

(ii) it shall perform its obligations hereunder in a timely and professional manner; and

(iii) it shall comply with Laws and has obtained or will promptly obtain all applicable permits.
16. Independent Contractors

Exhibit 10.2

The relationship of the Parties is that of independent contractors. Neither Party shall be considered the agent of the other for any purpose whatsoever, nor shall they be considered to be joint venturers or co-partners. Except as otherwise provided for in this Agreement, neither Party has the authority to bind the other Party or act on its behalf.
17. Notices

All notices and other communications required or permitted by this Agreement shall be in writing, may be given by a Party or its legal counsel, and shall deemed to be duly given (a) when personally delivered (provided written confirmation thereof is also delivered by express courier), (b) upon delivery by a nationally recognized courier service which provides evidence of delivery, or (c) upon delivery of an email transmission
Notice to the Manufacturer shall be sufficient if given to:

(a) Century Pacific Food, Inc.
####
Attention: ####
E-mail Address: ####
Notice to the Company shall be sufficient if given to:
(b) ALL MARKET SINGAPORE PTE LTD
####
Attn: ####
####

With a copy to: ####

All notices, request or correspondence shall be deemed received (a) on the date of delivery, if delivered in person; (b) on the seventh (7th) calendar day from the date of mailing or courier, if sent by registered mail or courier service; and, (c) the day sent, if sent by electronic mail.

The Parties may, from time to time advise each other of changes of address or additional addresses for the giving of notices.
18. Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the Philippines.

Exhibit 10.2

19. Arbitration

19.1 The Parties agree to attempt in good faith to resolve any disputes arising out of or in connection with this Agreement between themselves. Subject to Clause 14.4, the Parties further agree that for a period of thirty (30) days from written notice of one Party to the other regarding a dispute arising out of or in connection with this Agreement, they shall communicate at least weekly in an attempt to resolve the dispute amicably. This Clause 19.1 shall not be applicable to any claim for injunctive relief as provided in Clause 21. The Parties acknowledge that in the event of a dispute between the Parties, the Parties shall continue to perform its obligations under this Agreement in good faith during the resolution of such dispute unless and until this Agreement is terminated in accordance with its provisions.

19.2 In the event that the Parties are unable to reach an amicable settlement for claims, controversies or disputes arising under this Agreement, any such dispute, controversy or claim, shall be finally settled under the Arbitration Rules of the International Centre for Dispute Resolution by three (3) arbitrators mutually appointed in compliance with the said rules. The place of arbitration shall be in Singapore, the arbitration shall be conducted in the English language and shall be binding on the Parties. The arbitral award shall be final and binding on the Parties and shall be non-appealable and may be enforced by proceedings in any court having jurisdiction over any of the Parties.

20. Inspection; Audit
20.1 The Company, at any time during reasonable hours and from time to time during the Term, shall have the right but not the obligation to inspect and/or audit those portions of the facilities wherein personnel, machinery and/or equipment are engaged in the business of manufacturing, producing or storing the Products pursuant to the terms of this Agreement. The Company shall give the Manufacturer reasonable notice of such inspection or audit. Such inspection may include all aspects of the Manufacturer’s manufacturing techniques, quality control, storage, sanitation procedures, clean-up periods and records in order to ensure that the Products manufactured by the Manufacturer on behalf of the Company comply with the Specifications and Laws. The Manufacturer shall maintain and make available to the Company upon request, all records related to the manufacture of the Products, including, without limitation, all records relating to the testing of the Products and the raw materials and other commodities used in the production of the Products, that the Manufacturer conducts on behalf of the Company or that the Company requires under this Agreement. The Company may, at its option, as determined in its sole discretion, and from time to time, rely in whole or in part upon inspections and/or audits of the Manufacturer’s facility conducted by third party inspectors or auditors. In such events, the Manufacturer shall furnish to the Company all inspection and/or audit reports, correspondence, work papers, back-up materials and other information requested by the Company. The Company shall have the obligation to pay for any or all of such third party inspection (s) and/or audit(s).

20.2 The Manufacturer shall endeavor to cause its vendors to maintain their respective books and records relating to the Products produced hereunder and pricing thereof for a period of

Exhibit 10.2

two (2) years from the date such Products were produced, and to make such books and records available to the Company upon its request at such reasonable time or times within the two (2) year period. The Company may, upon request, audit any and all available records of any of the Manufacturer’s vendors relating to production or pricing of the Products.

20.3 Manufacturer shall, at least once every six (6) months during the Term, take a physical inventory of the materials used in the production of the Products and permit Company or its auditors to participate in such inventory, and in any event shall promptly furnish the results thereof to Company, together with all supporting documentation.

20.4 Subject in all respects to Clause 4.3, in connection with any negotiation regarding, or adjustment to, the Price of the Products, the Manufacturer shall immediately upon the Company’s request, provide the Company with any and all applicable information reasonably required for the Company to evaluate such adjustment, including without limitation, any invoices for the Manufacturer’s purchase of raw and packing materials, and any other ingredients necessary to produce the Products, and any information related to the base line cost of the Products (i.e. labor rates, ingredients, raw materials, power, foreign exchange rates, maintenance costs, etc.).

21. Injunctive Relief

The Parties acknowledge and agree that either Party would be damaged irreparably in the event that either party fails or refuses to perform its obligations hereunder. Accordingly, both Parties agree that the non defaulting Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, to enforce specifically this Agreement and the terms and provisions hereof without bond or other security being required in any court of the Republic of the Philippines, any foreign jurisdiction, or any state having jurisdiction, this being in addition to any other remedy to which the Parties are entitled at Law or in equity.

22. Recall; Manufacturing Defect

22.1 If the Company is required, or it determines it is reasonably necessary in order to minimize or avoid bodily injuries or danger to any person or property to withdraw or recall any or all of the Products, or if there is any governmental seizure of its Products supplied hereunder for any reason whatsoever (a “Recall”), the Company will notify the Manufacturer promptly of the details regarding such withdrawal, recall or seizure action, including providing copies of all relevant documentation concerning such action. The Manufacturer will fully cooperate with and use diligent efforts to assist the Company in investigating any such situation. All regulatory contacts that are made and all activities concerning seizure, recall and/or withdrawal will be coordinated by the Company.

22.2 Except as otherwise provided herein, Manufacturer, shall for an amount not exceeding [***] for any single incident that arises from the same Manufacturer failure, bear the cost and expense which already includes fines, damages and costs to the Company and third parties, and shall indemnify and hold the Company harmless of and from any such seizure, recall

Exhibit 10.2

or withdrawal, which occurs, due to (i) a failure of any Product sold by the Manufacturer to the Company hereunder to conform to the Specifications or use of processes agreed upon by the Parties (including, without limitation, the Products being adulterated or misbranded) or any warranty or other requirement set forth in this Agreement, or (ii) the failure by the Manufacturer to comply with the Laws. For the avoidance of doubt, the Manufacturer shall not be held liable for recalls resulting from the use of ingredients included in the Specifications which may later be deemed not allowed in the country of distribution for use as a food additive. In addition, the Company agrees to indemnify and save harmless the Manufacturer from any such seizure, recall or withdrawal which occurs, due to any defect or negligence in the process of sale, distribution, storage, use, handling of the Products directly caused by the Company.

23. Indemnity

23.1 The Company shall defend, indemnify, and hold Manufacturer, its affiliates, and their respective officers, shareholders, directors and agents, and their respective successors and assigns (the “Manufacturer Parties”) harmless from and against any and all third party claims, demands, losses, actual, direct and verifiable costs, damages, injury, suits, judgments, penalties, expenses, liens, obligations, penalties, assessments, citations, directives and liabilities of any kind or nature, including reasonable outside attorneys’ fees and other actual, direct and verifiable litigation related costs (collectively, “Losses”) incurred by the Manufacturer Parties to the extent and only to the extent arising directly or indirectly out of (1) the Manufacturer's strict observance of the Specifications herein as provided by the Company or (2) in connection with a breach by the Company of its obligations under this Agreement or (3) any negligent or intentional act or omission of the Company, except to the extent such claims, demands, losses, costs, damages, suits, judgments, penalties, expenses, and liabilities result from the Manufacturer Parties’ negligence, reckless or intentional acts or omissions and/or a breach by the Manufacturer of its obligations under this Agreement.

23.2 The Manufacturer shall defend, indemnify, and hold Company, its affiliates, and their respective officers, shareholders, directors and agents, and their respective successors and assigns (the “Company Parties”) harmless from and against any and all Losses incurred by the Company Parties to the extent and only to the extent arising directly or indirectly out of or in connection with a breach by the Manufacturer of its obligations under this Agreement, including without limitation, any breach of the Manufacturer's representations and warranties set forth in this Agreement, or any negligent or intentional act or omission of the Manufacturer, or the failure of any of the Products to comply with the Specifications and/or the Laws, except to the extent such Losses result from the Company’s negligence, reckless or intentional acts or omissions and/or a breach by Company of its obligations under this Agreement.

23.3 Except as otherwise provided herein, Company shall not be liable for consequential, special, indirect, punitive, exemplary, or incidental damages in connection with this Agreement, even if Company has been advised of the possibility of such damages.

24. Insurance

Exhibit 10.2

24.1 The Manufacturer shall, at its sole expense, have in full force and effect throughout the Term commercial general liability insurance, including product liability insurance, in an amount which is commercially reasonable and sufficient given the Manufacturer’s business, as well as worker’s compensation insurance (or the equivalent under Philippine law) in the statutory amounts required in the Philippines. Manufacturer shall cause the Company to be listed as an additional insured on such insurance policy.

24.2 Before commencement of any production under this Agreement, and thereafter (from time to time), promptly upon the Company’s request, the Manufacturer shall provide the Company with a copy of its policy cover evidencing its existing insurance coverage for the Company to confirm its suitability for this purpose. The Company may (but shall not be obligated to), at its sole discretion and expense, purchase additional insurance.
25. Anti-Corruption; Anti-Bribery
Manufacturer acknowledges that Company and its employees, officers, directors, agents, and representatives are subject to: (a) the United States Foreign Corrupt Practices Act (as may be amended from time to time); and (b) the U.K. Bribery Act (collectively, the “Acts”) and that, accordingly, all of Manufacturer’s activities under or in connection with this Agreement are subject to the requirements of the Acts. Manufacturer agrees to comply with the Acts, and any other applicable anti-corruption and anti-bribery laws. In connection with this Agreement and any related agreement or activity, Manufacturer agrees that no payments of money or anything of value have been or will be corruptly offered, promised, paid, authorized, solicited, or received, directly or indirectly, to or from any person, including any Government Official: (i) to influence any official act or decision of a Government Official; (ii) to induce a Government Official to do or omit to do any act in violation of a lawful duty; (iii) to induce a Government Official to influence the act or decision of a government, agency, ministry or instrumentality thereof; (iv) to secure any improper business advantage; (v) to obtain or retain business in any way related to Company or any of its Subsidiaries; or (vi) that would otherwise constitute a bribe, kickback, or other improper or illegal payment or benefit. Items of value may include gifts, favors, meals, entertainment, job offers, and travel. Manufacturer must not use product or service discounts, equipment loans, marketing funds, or other business activity to disguise an improper payment. Manufacturer also must not use other entities to make or offer payments that they are not permitted to make or offer directly.

26. Trade Control Laws
Manufacturer and its subsidiaries, officers, directors, principals, equity holders, or other affiliates are in compliance with all import, export, economic sanction, anti-boycott, anti-bribery and anti-corruption, and anti-money laundering laws, rules, regulations, ordinances, codes, and the like of the United States and of all foreign jurisdictions. Manufacturer and its subsidiaries, officers, directors, principals, equity holders, or other affiliates have not engaged, and do not engage, in any transactions in any manner that has violated or violates (or would cause Manufacturer or its subsidiaries, officers, directors, principals, equity holders, or other affiliates to be in violation of import, export, economic sanction, anti-boycott, anti-bribery and anti-

Exhibit 10.2

corruption, and anti-money laws, rules, regulations, ordinances, codes and the like, including: (a) the United States Trading with the Enemy Act (50 U.S.C. App. §§1-44), or the International Economic Emergency Powers Act (50 U.S.C. §§1701-1706); (b) business dealings with any person(s) listed as a “Specially Designated Nationals” by the United States Treasury Department from time to time at http://www.treas.gov/offices/enforcement/ofac/sdn/ (or any successor URL); (c) business dealings with any person(s) designated by the United States Commerce Department as “Denied Persons” from time to time at http://www.bis.doc.gov/dpl/Default.shtm (or any successor URL); (d) the Export Administration Regulations (15 C.F.R. §§ 730-775); (e) Tax Reform Act of 1976 (26 U.S.C. §999); (f) the Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq.); (g) the UK Bribery Act; (h) the Money Laundering Control Act (18 U.S.C. §§ 1956-1957) and the Bank Secrecy Act (13 U.S.C. §§ 5311, et seq.); and (i) any other applicable laws, rules, regulations, ordinances, codes and the like related to import, export, economic sanction, anti-boycott, anti-bribery and anti-corruption, and anti-money laundering matters.
27. Governing Language
The Parties hereto acknowledge and agree that this Agreement has been prepared in the English language and that the costs and expenses associated with the translation of such shall be borne exclusively by each Party.
28. Schedules; Entire Agreement; Construction

The Schedules are a part of, and incorporated by reference into, this Agreement. This Agreement, together with any Schedules attached to this Agreement, contain all of the terms, warranties, representations, agreements, covenants, conditions, and provisions the Parties have agreed upon with respect to the subject matter of this Agreement and it supersedes any and all prior or contemporaneous written or oral agreements, understandings or representations relating to its subject matter. The Parties hereto have consulted with and have been counseled by their own legal counsel and other advisors, and are entering into this Agreement voluntarily and with a full understanding of the meaning and legal effects of each provision contained in this Agreement. The Parties hereto and their respective legal counsel have been involved in the negotiation and drafting of this Agreement. In the event of any dispute regarding the interpretation of any provision of this Agreement, the Parties agree that this Agreement and the provisions hereof shall not be construed against any one Party as the drafter of this Agreement.

29. Severability

In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement in any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision had never been contained herein and such provision shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

Exhibit 10.2

30. Waiver

Any Party's failure to insist on strict performance of any provision of this Agreement shall not be deemed a waiver of any of its rights or remedies, nor shall it relieve any other Party from performing any subsequent obligation strictly in accordance with the terms of this Agreement. No waiver shall be effective unless it is in writing and signed by the Party against whom enforcement is sought. The waiver shall be limited to provisions of this Agreement specifically referred to therein and shall not be deemed a waiver of any other provision. No waiver shall constitute a continuing waiver unless the writing states otherwise.

31. Counterparts

This Agreement may be executed on different dates and in different places by the Parties and each such signed/executed Agreement shall be binding on those who signed the same, as well as the other Party, and each such signed/executed Agreement shall be deemed as good and effective as the original of this Agreement.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.2

IN WITNESS WHEREOF, each Party has executed this Manufacturing and Purchasing Agreement on the day and year first above written.

Manufacturer:

CENTURY PACIFIC FOOD, INC.

By: /s/ Christopher T. Po
Christopher T. Po
President

Company:

ALL MARKET SINGAPORE PTE LTD

By: /s/ Jonathan Burth
Jonathan Burth
COO

Exhibit 10.2

SCHEDULE 1

Products and Prices*

[***]

Exhibit 10.2

SCHEDULE 2

Specifications

[***]

Exhibit 10.2

SCHEDULE 3

Loading Specifications

[***]

Exhibit 10.2

SCHEDULE 4

Minimum Volume

[***]